Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Cracker Barrel Old Country Store, Inc., a Tennessee corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 20, 2020

THE LION FUND II, L.P.

By: BIGLARI CAPITAL CORP., its General Partner

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Chairman and Chief Executive Officer

BIGLARI CAPITAL CORP.

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Chairman and Chief Executive Officer

FIRST GUARD INSURANCE COMPANY

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Authorized Signatory

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Authorized Signatory

SPP&C HOLDING CO., INC.

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Authorized Signatory

BIGLARI HOLDINGS INC.

By:	/s/ Sardar Biglari
	Name:	Sardar Biglari
	Title:	Chairman and Chief Executive Officer

/s/ Sardar Biglari
SARDAR BIGLARI